Exhibit 10.11

AMENDED AND RESTATED

REGISTRATION AND PARTICIPATION RIGHTS AGREEMENT

by and among

Giraffe Holding, Inc.,

Giraffe Intermediate A, Inc.,

Giraffe Intermediate B, Inc.,

The Gymboree Corporation

and

Certain Stockholders of Giraffe Holding, Inc.

Entered into on December 23, 2011

i

8.2.	Notices.	26

8.3.	Merger; Binding Effect, Etc.	27

8.4.	Descriptive Headings	27

8.5.	Counterparts.	27

8.6.	Severability	27

8.7.	No Recourse.	28

ARTICLE IX GOVERNING LAW.		28

9.1.	Governing Law.	28

9.2.	Consent to Jurisdiction.	28

9.3.	WAIVER OF JURY TRIAL.	29

9.4.	Exercise of Rights and Remedies	29

AMENDED AND RESTATED

REGISTRATION AND PARTICIPATION RIGHTS AGREEMENT

This Amended and Restated Registration and Participation Rights Agreement (this “Agreement”) is made as of December 23, 2011, by and among:

(i)	Giraffe Holding, Inc. (the “Company”);

(ii)	Giraffe Intermediate A, Inc. (“Giraffe A”);

(iii)	Giraffe Intermediate B, Inc. (“Giraffe B”);

(iv)	The Gymboree Corporation (“Gymboree”);

(v)	Gymboree Investment Holdings, LLC, a Delaware limited liability company (together with its Permitted Transferees, the “Investors”);

(vi)

Persons executing this Agreement and listed as an “Other Investor” on the signature pages hereto and such other Persons, if any, that from time to time become party hereto as “Other Investors” (collectively with their Permitted Transferees, the “Other Investors”); and

(iii)

Persons who from time to time be executing this Agreement and listed as a Manager on the signature pages hereto and such other Persons, if any, that from time to time become party hereto as Managers (collectively with their Permitted Transferees, the “Managers”).

RECITALS

1. The parties hereto entered into that certain Registration and Participation Rights Agreement, dated as of November 23, 2010 (the “Original Agreement”), to set forth their agreements regarding registration and participation rights and to provide for certain other rights and obligations in respect thereto as hereinafter provided.

2. On or about the date hereof, the holders of the outstanding shares of Common Stock of the Company contributed their the Class A Common Stock, par value $.001 per share, of the Company and their Class L Common Stock, par value $.001 per share, of the Company (the “Contributed Shares”) to Gymboree Holdings, Ltd. , a Cayman Islands exempted company and ultimate parent of the Company (“Gymboree Holdings”) in exchange for Common Stock of Gymboree Holdings (the “Contribution”).

3. Following the Contribution, Gymboree Holdings contributed all of the Contributed Shares to the Investors in return for Equity Interests of the Investors.

4. In connection with the foregoing, the Company and the stockholders of the Company are entering into an Amended and Restated Stockholders Agreement dated on or about the date hereof (the “Stockholders Agreement”).

5. In connection with the Contribution on the date hereof, the parties hereto wish to amend and restate the Original Agreement as set forth herein.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

ARTICLE I

EFFECTIVENESS; DEFINITIONS.

1.1. Effectiveness. This Agreement will become effective upon the date hereof (the “Closing”).

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section ARTICLE VII hereof.

ARTICLE II

PARTICIPATION RIGHTS.

2.1. General. Neither the Company nor any of its subsidiaries shall issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Investor or any Affiliated Fund (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of Sections 2.2 or 2.3 hereof.

2.2. Right of Participation.

2.2.1 Offer. Not fewer than ten Business Days prior to the consummation of an Issuance, the Company will furnish a notice (the “Participation Notice”) to each holder of record of Participation Shares (the “Participation Offerees”). The Participation Notice will include:

(a) The principal terms of the proposed Issuance, including (i) the amount and kind of Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) the percentage of the total number of Equivalent Shares outstanding as of immediately prior to giving effect to such Issuance that the number of Equivalent Shares held by such Participation Offeree constitutes (the “Participation Portion”), (iv) the maximum and minimum price (including if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities and (v) the name and address of the Investor or Affiliated Fund to whom the Subject Securities will be issued (the “Prospective Subscriber”); and

(b) An offer by the Company to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Offeree’s Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same economic terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers will receive with respect to issued units of Subject Securities.

2.2.2 Exercise.

(a) General. Each Participation Offeree desiring to accept the offer contained in the Participation Notice will send a written commitment to the Company within ten Business Days after the date of the Participation Notice specifying the dollar amount of Subject Securities (in any event not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) that such Participation Offeree desires to purchase (each a “Participating Buyer”). Each Participation Offeree who has not so accepted such offer will be deemed to have waived all of his, her or its rights with respect to the Issuance, and the Company will thereafter be free to issue Subject Securities in the Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees. If, prior to consummation, the terms of such proposed Issuance change with the result that the price will be less than the minimum price set forth in the Participation Notice or the other principal terms will be substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it will be necessary for the Company to furnish a separate Participation Notice, and the terms and provisions of this Section 2.2 separately complied with, in order to consummate such Issuance pursuant to this Section 2.2.

(b) Irrevocable Acceptance. The acceptance of each Participating Buyer will be irrevocable except as hereinafter provided, and each such Participating Buyer will be bound and obligated to acquire in the Issuance on the same economic terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.

(c) Time Limitation. If, at the end of the 180th day following the date of the Participation Notice, the Company has not completed the Issuance, each Participating Buyer will be released from his, her or its obligations under the written commitment, the Participation Notice will be null and void, and it will be necessary for the Company to furnish a separate Participation Notice, and the terms and provisions of this Section 2.2 separately complied with, in order to consummate such Issuance pursuant to this Section 2.2.

2.2.3 Other Securities. The Company may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned. In such case, each Participating Buyer will acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions as the Prospective Subscriber, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers.

2.2.4 Certain Legal Requirements. In the event that the participation in the Issuance by a holder of Shares as a Participating Buyer would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any information regarding the Company, its subsidiaries or any of their respective securities, such holder of Shares will not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that the Company will not be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

2.2.5 Further Assurances. Each Participation Offeree and each Stockholder to whom the Shares held by such Participation Offeree were originally issued, will, whether in his, her or its capacity as a Participating Buyer, Stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such reasonable actions as may be necessary or desirable in order to expeditiously consummate each Issuance pursuant to this Section 2.2 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Buyer and Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party.

2.2.6 Expenses. All reasonable costs and expenses incurred by the holders of Investor Shares or the Company in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and expenses and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company or its subsidiaries. The reasonable fees and charges of a single legal counsel representing any or all of the other holders of Shares in connection with such proposed Issuance of Subject Securities (whether or not consummated) will be paid by the Company or its subsidiaries. Any other costs and expenses incurred by or on behalf of any other holder of Shares in connection with such proposed Issuance of Subject Securities (whether or not consummated) will be borne by such holder.

2.2.7 Closing. The closing of an Issuance pursuant to Section 2.2 hereof will take place at such time and place as the Company will specify by notice to each Participating Buyer. At the Closing of any Issuance under this Section 2.2.7, each Participating Buyer will receive the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or his, her or its designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

2.3. Post-Issuance Notice. Notwithstanding the notice requirements of Sections 2.2.1 and 2.2.2 hereof, the Company may proceed with any Issuance prior to having complied with the provisions of Section 2.2; provided that the Company will:

2.3.1 provide to each holder of Shares who would have been a Participation Offeree in connection with such Issuance (i) prompt notice of such Issuance and (ii) a notice containing the information that would have been required to be included in a Participation Notice pursuant to Section 2.2.1 in which the actual price per unit of Subject Securities (and, if applicable, actual Price Per Equivalent Share) shall be set forth; and

2.3.2 offer to issue to such holder of Shares such number of securities of the type issued in the Issuance as may be requested by such holder of Shares (not to exceed the Participation Portion that such holder of Shares would have been entitled to pursuant to Section 2.2 hereof multiplied by the sum of (a) the number of Subject Securities included in the Issuance and (b) the aggregate number of shares issued pursuant to this Section 2.3 with respect to such Issuance) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received; and

2.3.3 keep such offer open for a period of ten Business Days, during which period, each such holder may accept such offer by sending a written acceptance to the Issuer committing to purchase an amount of such securities in any event not to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 2.2 hereof multiplied by the sum of (a) the number of Subject Securities included in such issuance and (b) the aggregate number of shares issued pursuant to this Section 2.3 with respect to such Issuance.

2.4. Excluded Transactions. Notwithstanding the preceding provisions of this Section 2, the preceding provisions of this Section 2 will not apply to the Issuance of Shares to the Investors in connection with the Closing of the transactions contemplated by the Merger Agreement.

2.5. Certain Provisions Applicable to Options, Warrants and Convertible Securities. In the event that the Issuance of Subject Securities will result in any increase in the number of shares of Common Stock issuable upon exercise, conversion or exchange of any Options, Warrants or Convertible Securities, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Options, Warrants or Convertible Securities, as the case may be, will be entitled to purchase pursuant to Section 2.2 hereof, if any, will be reduced, share for share, by the amount of any such increase.

2.6. Acquired Shares. Any Subject Securities constituting Common Stock acquired by any holder of Shares pursuant to this Section 2 will be deemed for all purposes hereof and under the Stockholders Agreement to be Participation Shares hereunder of like kind with the Shares then held by the acquiring holder.

2.7. Period. The foregoing provisions of this Section 2 will expire upon the earlier of the closing of (a) a Change of Control and (b) the effectiveness of the Company’s registration statement in connection with the Initial Public Offering.

ARTICLE III

REGISTRATION RIGHTS.

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

3.1. Demand Registration Rights.

3.1.1 IPO Demand Registration Rights.

(a) At any time following the Closing, if the Company has not yet completed the Initial Public Offering, any Bain Fund, by notice to the Company specifying the intended method or methods of disposition, may request (each such requesting Bain Fund, an “IPO Initiating Holders”) that the Company effect the registration under the Securities Act for the Initial Public Offering of all or a specified part of the Registrable Securities held by such IPO Initiating Holder.

(b) The Company will use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by a majority of the IPO Initiating Holders and if the Company is then eligible to use such registration) of the Registrable Securities that the Company has been requested to register by an IPO Initiating Holder pursuant to this Section 3.1.1 together with all other Registrable Securities that the Company has been requested to register pursuant to Section 3.2 by other Holders, all to the extent required to permit the disposition of the Registrable Securities that the Company has been so requested to register, and (ii) if requested by an IPO Initiating Holder, obtain acceleration of the effective date of the registration statement relating to such registration.

3.1.2 Post-IPO Demand Registration Rights. At any such time as any Bain Fund which, together with its Affiliates and Affiliated Funds, beneficially holds, in the aggregate, more than five percent (5%) of the outstanding Shares (the “Initiating Holders”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Holders; provided, however, that the value of Registrable Securities that the Initiating Holders propose to sell in such Public Offering is at least Twenty-Five Million Dollars ($25,000,000) or such lower amount as agreed by the Board. The Company will then use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by a majority of the Initiating Holders and if the Company is then eligible to use such registration) of the Registrable Securities that the Company has been requested to register by such Initiating Holders together with all other Registrable Securities that the Company has been requested to register pursuant to Section 3.2 by other Holders, all to the extent required to permit the disposition of the Registrable Securities that the Company has been so requested to register, and (ii) if requested by an Initiating Holder, obtain acceleration of the effective date of the registration statement relating to such registration; provided, however, that the Company will not be obligated to take any action to effect any such registration pursuant to this Section 3.1.2:

(a) during the effectiveness of any Principal Lock-Up Agreement entered into in connection with any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans); or

(b) if a registration statement requested under this Section 3.1.2 became effective within the preceding 90 days (unless otherwise consented to by the Board).

3.1.3 Shelf Takedowns. At any time during which the Company has effective a shelf registration pursuant to Rule 415 under the Securities Act with respect to such Holder’s Shares, any Bain Fund (the “Shelf Takedown Holders”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect an underwritten offering of the Shelf Takedown Holder’s Shares that are subject to such registration statement (an “Underwritten Shelf Takedown”) of all or a specified part of the Registrable Securities held by such Shelf Takedown Holder; provided, however, that the value of Registrable Securities that the Shelf Takedown Holder together with Shares owned by its Affiliated Funds proposes to sell in an Underwritten Shelf Takedown is at least Twenty-Five Million Dollars ($25,000,000) or such lower amount as agreed by the Board. The Company will not be obligated to take any action to effect any such Underwritten Shelf Takedown pursuant to this Section 3.1.3 if an Underwritten Shelf Takedown requested under this Section 3.1.3 was consummated within the preceding 90 days (unless otherwise consented to by the Board).

3.1.4 Form. Except as otherwise provided above or required by law, so long as the Company is eligible and qualified to register Registrable Securities on Form S-3 (or any successor or similar short-form registration statement), each registration requested pursuant to Section 3.1.2 will be effected by the filing of a registration statement on Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted); provided that if any registration requested pursuant to this Section 3.1 is proposed to be effected on Form S-3 (or any successor or similar short-form registration statement) and is in connection with an underwritten offering, and if the managing underwriter will advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement) or to include in such registration statement information not required to be included pursuant to Form S-3 (or any successor or similar short-form registration statement), then the Company will file a registration statement on Form S-1 or supplement Form S-3 (or any successor or similar short-form registration statement) as reasonably requested by such managing underwriter.

3.1.5 Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.1, including all reasonable expenses (other than fees and disbursements of counsel that do not constitute Registration Expenses) that any Holder incurs in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

3.1.6 Additional Procedures. In the case of a registration pursuant to Section 3.1 hereof, whenever an IPO Initiating Holder or an Initiating Holder is entitled to request and so requests that such registration will be effected pursuant to an underwritten offering, the Company will include such information in any written notice to Holders required by Section 3.2. In such event, the right of any Holder to have securities owned by such Holder included in such registration will be conditioned upon the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the IPO Initiating Holder or Initiating Holder and such Holder). If requested by the IPO Initiating Holder, Initiating Holder or Shelf Takedown Holder the Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

3.1.7 Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 3.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company will not be permitted to do so (i) for a period exceeding 30 days on any one occasion or (ii) for an aggregate period exceeding 60 days in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company will promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 3.1.7. The Company agrees that, in the event it exercises its rights under this Section 3.1.7, it will, within 30 days following such Holders’ receipt of the notice of suspension, update the suspended registration statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

3.2. Piggyback Registration Rights.

3.2.1 Piggyback Registration.

(a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 3.1 or otherwise) for sale in a Public Offering, the Company will give notice to all Holders of its intention to do so. Any Holder may, by written response delivered to the Company within twenty days after the date of delivery of such notice, request that all or a specified part of such Holder’s Registrable Securities be included in such registration. A Holder may request in any such response that varying numbers of such Holder’s Registrable Securities be included in the registration based on varying prices at which such Registrable Securities are to be sold in the registered offering. The Company thereupon will use its best efforts to cause to be included in such registration under the Securities Act all Registrable Securities that the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 3.1, other Holders in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities, the Company will determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings and, in any event, without providing for indemnification or contribution obligations in excess of what is required by Section 3.4) or, in the case of a registration initiated pursuant to Section 3.1.1 or 3.1.2, the Bain Funds. No registration of Registrable Securities effected under this Section 3.2 will relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 3.1 hereof.

(b) Excluded Transactions. The Company will not be obligated to effect any registration of Registrable Securities under this Section 3.2 or give any notice to any Holder of the Company’s intent to register Registrable Securities, in each case incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

(ii) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses except to the extent such Public Offering is for the sale of securities for cash; or

(iii) The Initial Public Offering, unless such offering shall have been initiated pursuant to Section 3.1.1 or the Board determines otherwise, provided, that even if such offering is the Initial Public Offering and has been initiated pursuant to Section 3.1.1, the Company will not be obligated to effect any registration of Registrable Securities or give any notice to Holders under this Section 3.2 if the lead underwriters determine that inclusion of such Registrable Securities would materially adversely affect the marketability or pricing of the offering.

3.2.2 Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.2.

3.2.3 Additional Procedures. Holders participating in any Public Offering pursuant to this Section 3.2 will take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters contained therein; provided, however, that (i) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability will not exceed such holder’s net proceeds from such offering and (ii) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability will not exceed the lesser of (x) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Registrable Securities included in the offering, and (y) such holder’s net proceeds from such offering.

3.3. Certain Other Provisions.

3.3.1 Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 3 and subject to the terms of this Section 3.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration, it being understood that, if the registration in question involves a registration for sale of securities for the Company’s own account, then the number of shares which the Company seeks to have registered in such registration will not be subject to exclusion, in whole or in part, under this Section 3.3.1. Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company will advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration will be allocated in the following manner, unless the underwriter will determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by other stockholders will be excluded unless the Company, with the consent of the parties required to approve any amendment or waiver of this Agreement pursuant to Section 6.2 hereof, has granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being “Parity Shares”); and, if a limitation on the number of shares is still required, the number of Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration will be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

(a) there will be first allocated to each such holder requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (i) the number of such shares requested to be registered by such holder, and (ii) a number of such shares equal to such holder’s Pro Rata Portion;

(b) the balance, if any, not allocated pursuant to clause (a) above will be allocated to those holders requesting that their Registrable Securities or Parity Shares be registered in such registration that requested to register a number of such shares in excess of such holder’s Pro Rata Portion pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and

(c) the balance, if any, not allocated pursuant to clause (b) above will be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder will also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such Holder, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts or Affiliates, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such Holder and other Persons will be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder will be based upon the aggregate amount of Common Stock owned by all entities and individuals included with such selling Holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation will be included in such registration. Upon delivery of a written request pursuant to Section 3.1.1, 3.1.2 or 3.2.1(a) that Registrable Securities be sold in an underwritten offering, the Holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Bain Funds. Notwithstanding the foregoing, if the managing underwriter of any underwritten offering will advise the Holders participating in the offering that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the IPO Initiating Holder, Initiating Holder or Shelf Takedown Holder, then the IPO Initiating Holder, Initiating Holder or Shelf Takedown Holder will have the right to withdraw from such underwritten offering and, upon any such withdrawal, the Bain Funds may elect to terminate any such offering at any time.

3.3.2 Registration Procedures. If, and in each case when, the Company is required to effect a registration of any Registrable Securities as provided in this Section 3, the Company will promptly:

(a) prepare and, in any event within 45 days (30 days in the case of a Form S-3 registration) after the end of the period under Section 3.2.1(a) within which a piggyback request for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within 90 days of the initial filing;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 3.1 or 3.2, the Company will furnish to counsel selected pursuant to Section 3.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller will reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

(g) (i) if such Registrable Securities are Common Stock (including Common Stock issuable upon conversion, exchange or exercise of another security), use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Section 3.4 hereof, and take such other actions as the Bain Funds or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

(i) obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Bain Funds shall reasonably request;

(j) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriter(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

(k) notify counsel (selected pursuant to Section 3.3.3 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, will have become effective, or any supplement to the prospectus or any amendment to the prospectus will have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(o) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to the Bain Funds, underwriters or agents and their counsel;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(q) use its best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

3.3.3 Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained by the Company in connection with any Public Offering will be selected by the Board; provided that, in the case of an offering following a request therefor under Section 3.1.1 or 3.1.2, such underwriters and counsel will be reasonably acceptable to the Bain Funds. In connection with any registration of Registrable Securities pursuant to Sections 3.1 and 3.2 hereof, the Bain Funds may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders will be entitled to select one additional counsel to represent, at the Company’s expense, all such remaining Holders.

3.3.4 Company Lock-Up. If any registration pursuant to Section 3.1 of this Agreement shall be in connection with an underwritten Public Offering, the Company agrees not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten public offering and other than pursuant to a registration on Form S-4 or S-8) for its own account, within 90 days (or such shorter period as the managing underwriters may require) after, the effective date of such registration (except as part of such registration).

3.3.5 Holder Lock-Up. Each Holder will comply with the provisions of Section 3.7 of the Stockholders Agreement applicable to a “Stockholder” as though such Section were set forth herein. No Stockholder will Transfer Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to a waiver from a lock-up agreement described in Section 3.7 of the Stockholders Agreement unless the benefit of such waiver is extended in a pro rata manner to all Stockholders.

3.3.6 Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 3.1 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of rights of registration in the nature or substantially in the nature of those set forth in Section 3.1 or 3.2 of this Agreement without the consent of Stockholders holding a majority of the Registrable Securities (plus the consent of any Stockholder who would be disproportionately and adversely affected thereby compared to other Stockholders) other than registration rights set forth in Section 3.1 or 3.2 that are provided to Managers, Other Investors or Investors that join this Agreement from time to time.

3.4. Indemnification and Contribution.

3.4.1 Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 3 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, advisors, directors, officers, employees, trustees, members and shareholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries will be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 3.4.1 will remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and will survive any transfer of securities or any termination of this Agreement.

3.4.2 Indemnities to the Company. Subject to Section 3.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 3, that the Company and any of its subsidiaries will have received an undertaking satisfactory to it from the prospective seller of such securities, severally and not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who will sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and will survive any transfer of securities or any termination of this Agreement.

3.4.3 Contribution. If the indemnification provided for in Sections 3.4.1 or 3.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 3.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder will, subject to Section 3.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 3.4.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 3.4.3 will include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.4.4 Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 3.4 will not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

3.4.5 Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnitee to give notice as provided herein will not relieve the indemnifying party of its obligations under this Section 3.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and will have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if in such Indemnitee’s reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee will have the right to assume or continue its own defense and the indemnifying party will be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnitees in each jurisdiction who will be approved by the Bain Funds in the registration in respect of which such indemnification is sought. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

ARTICLE IV

REMEDIES.

4.1. Generally. The parties will have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto will be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

ARTICLE V

PERMITTED TRANSFEREES.

The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of the Stockholders Agreement and this Agreement to a Permitted Transferee of such Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 5 will be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made will continue to be deemed Shares and will be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee will be bound by, and will be a party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 5 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 5.

ARTICLE VI

AMENDMENT, TERMINATION, ETC.

6.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor will any oral waiver of any of its terms be effective.

6.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Stockholders that hold a majority of the Shares held by all Stockholders; provided, however, that any amendment, modification, extension, termination or waiver (an “Amendment”) will also require the consent of any Stockholder who would be disproportionately and adversely affected thereby. Each such Amendment will be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

6.3. Effect of Termination. No termination under this Agreement will relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Covered Person will retain the indemnification rights pursuant to Section 3.4 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

ARTICLE VII

DEFINITIONS.

For purposes of this Agreement:

7.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:

(i) The words “hereof’, “herein”, “hereunder” and words of similar import will refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement will include all subsections thereof;

(ii) The word “including” will be construed as including, without limitation;

(iii) Definitions will be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders will each include the other.

7.2. Definitions. The following terms will have the following meanings:

“Affiliate” will mean (a) with respect to any specified Person that is not a natural Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” means with respect to any Investor, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with that Investor (including any such entity with the same general partner or principal investment advisor as that Investor or with a general partner or principal investment advisor that is an Affiliate of the general partner or principal investment advisor of that Investor).

“Agreement” will have the meaning set forth in the Preamble.

“Amendment” will have the meaning set forth in Section 6.2.

“Bain Funds” will have the meaning set forth in the Preamble.

“Board” will mean the board of directors of the Company.

“Business Day” will mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Change of Control” will mean (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board or (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the Investors and their Affiliates will own less than 25% of the Equivalent Shares.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Stock” will mean the Class A Common Stock, par value $.001 per share of the Company.

“Class L Stock” will mean the Class L Common Stock, par value $.001 per share, of the Company.

“Closing” will have the meaning set forth in Section 1.1.

“Commission” will mean the Securities and Exchange Commission.

“Common Stock” will mean the common stock, par value $0.01 per share, of the Company, including the Class A Stock and the Class L Stock.

“Company” will have the meaning set forth in the Preamble.

“Covered Person” will have the meaning set forth in Section 3.4.1.

“Convertible Securities” will mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Equivalent Shares” will mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined); provided, however, that with respect to any Manager only Vested Shares shall be counted in determining the Equivalent Shares held by such Manager.

“Exchange Act” will mean the Securities Exchange Act of 1934, as in effect from time to time.

“FINRA” will mean the Financial Industry Regulatory Authority.

“Giraffe A” will have the meaning set forth in the Preamble.

“Giraffe B” will have the meaning set forth in the Preamble.

“Gymboree” will have the meaning set forth in the Preamble.

“Holders” will mean the holders of Registrable Securities under this Agreement.

“Indemnitee” will have the meaning set forth in Section 3.4.3.

“Initial Public Offering” will mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act) after the date hereof.

“Initiating Holders” will have the meaning set forth in Section 3.1.2.

“Investors” will have the meaning set forth in the Preamble.

“IPO Initiating Holders” will have the meaning set forth in Section 3.1.1.

“Issuance” will have the meaning set forth in Section 2.1.

“Management Shares” will mean all Shares held by a Manager. Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees will remain Management Shares in the hands of such Permitted Transferee.

“Managers” will have the meaning set forth in the Preamble.

“Merger Agreement” will have the meaning set forth in the Recitals.

“Options” will mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Other Investors” will have the meaning set forth in the Preamble.

“Other Securities” will have the meaning set forth in Section 2.2.3.

“Participating Buyer” will have the meaning set forth in Section 2.2.2.

“Participation Notice” will have the meaning set forth in Section 2.2.1.

“Participation Offeree” will have the meaning set forth in Section 2.2.1.

“Participation Portion” will have the meaning set forth in Section 2.2.1.

“Parity Shares” will have the meaning set forth in Section 3.3.1.

“Participation Shares” will mean all Shares held by an Investor, by an Other Investor and all Vested Shares held by a Manager.

“Permitted Transferee” will have the meaning set forth in the Stockholders Agreement.

“Person” will mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Price Per Equivalent Share” will mean the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities or Options or Warrants which are the subject of an Issuance pursuant to Section 2 hereof.

“Principal Lock-Up Agreement” will have the meaning set forth in Section 3.7 of the Stockholders Agreement.

“Pro Rata Portion” will mean for purposes of Section 3.3, with respect to each holder of Registrable Securities or Parity Shares requesting that such shares be registered in such registration statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities or Parity Shares be registered in such registration.

“Prospective Subscriber” will have the meaning set forth in Section 2.2.1.

“Public Offering” will mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchase Election” will have the meaning set forth in Section 3.1.1(c).

“Registrable Securities” will mean (a) all shares of Class A Stock, (b) all shares of Class A Stock issuable upon conversion of Shares of Class L Stock, (c) all shares of Class A Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (d) all shares of Class A Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a), (b) or (c) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares and, in the case of any Manager, Vested Shares. As to any particular Registrable Securities, such shares will cease to be Registrable Securities when (u) such shares will have been Transferred in a Sale to which Sections 4.1 or 4.2 of the Stockholders Agreement apply, (v) a registration statement with respect to the sale of such securities will have become effective under the Securities Act and such securities will have been disposed of in accordance with such registration statement, (w) such securities will have been Transferred pursuant to Rule 144, (x) subject to the provisions of Section 5 hereof, such securities will have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer will have been delivered by the Company and subsequent disposition of them will not require registration of them under the Securities Act, (y) such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (z) such securities will have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Section 3 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any), including (a) all Commission and securities exchange or FINRA registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA pursuant to Section 3.3.2(g) and all rating agency fees, (e) the fees and charges of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and charges of one counsel for the Holders selected pursuant to the terms of Section 3 and one counsel for certain Holders selected pursuant to the second proviso of Section 3.3.3, if applicable, (g) any fees and disbursements customarily paid by the issuers of securities, (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders) and (i) fees and expenses incurred in connection with the distribution or transfer of Registrable Securities to or by a Holder or its permitted transferees in connection with a Public Offering.

“Rule 144” will mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145” will mean Rule 145 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” will mean a registration on Form S-4 (or any successor Form) pursuant to Rule 145.

“Securities Act” will mean the Securities Act of 1933, as in effect from time to time.

“Shares” will mean (a) all shares of Common Stock held by a Stockholder, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Shelf Takedown Holders” will have the meaning set forth in Section 3.1.3.

“Stockholders” will mean the Investors and the Managers.

“Stockholders Agreement” will have the meaning set forth in the Recitals.

“Subject Securities” will have the meaning set forth in Section 2.1.

“Transfer” will mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Underwritten Shelf Takedown” will have the meaning set forth in Section 3.1.3.

“Vested Shares” will mean, with respect to a Manager at any time, the Management Shares held by such Manager which are not subject to vesting requirements at such time.

“Warrants” will mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

ARTICLE VIII

MISCELLANEOUS.

8.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and will not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. Each of the Company, Giraffe A, Giraffe B and Gymboree will be jointly and severally liable for any payment obligation of the Company, Giraffe A, Giraffe B and Gymboree pursuant to this Agreement.

8.2. Notices. Any notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be (a) delivered or given personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, to the address (or facsimile number) listed below:

If to the Company:

Giraffe Holding, Inc.

500 Howard Street

San Francisco, California 94105

Attention:	Chief Executive Officer
Facsimile:	(707) 678-1315

with a copy to:

c/o Bain Capital Partners, LLC

111 Huntington Avenue

Boston, Massachusetts 02199

Attention:	Joshua Bekenstein and Jordan Hitch
Facsimile:	(617) 516-2010

If to a Bain Fund or an Investor:

c/o Bain Capital Partners, LLC

111 Huntington Avenue

Boston, Massachusetts 02199

Attention:	Joshua Bekenstein and Jordan Hitch
Facsimile:	(617) 516-2010

with a copy to:

Ropes & Gray LLP

The Prudential Towner

800 Boylston Street

Boston, Massachusetts 02199

Attention:	R. Newcomb Stillwell and C. Todd Boes
Facsimile:	(617) 951-7050

If to an Other Investor or a Manager, to the most recent address of such Other Investor or Manager shown on the records of the Company.

Notice to the holder of record of any shares of capital stock will be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications will be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a Business Day, or if delivered on other than a Business Day, on the first Business Day thereafter and (c) 2 Business Days after being sent by overnight courier. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

8.3. Merger; Binding Effect, Etc. This Agreement, together with the Stockholders Agreement, constitute the entire agreement of the parties with respect to their subject matter, supersede all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and will be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Stockholder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing will be null and void.

8.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and will not be construed to define or limit any of the terms or provisions hereof.

8.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one instrument.

8.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it will not invalidate, render unenforceable or otherwise affect any other provision hereof.

8.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement will be had against any current or future director, officer, employee, general or limited partner, member or stockholder of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, partner, member or stockholder of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

ARTICLE IX

GOVERNING LAW.

9.1. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement will be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters will be governed by and construed in accordance with the internal laws of the State of New York.

9.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, City of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 8.2 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 8.2. hereof does not constitute good and sufficient service of process. The provisions of this Section 9.2. will not restrict the ability of any party to enforce in any court any judgment obtained in a court included in clause (i) above.

9.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement will impair any such right, power or remedy, nor will it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date and year first above written.

THE COMPANY:	GIRAFFE HOLDING, INC.

By:
Name: Matthew K. McCauley
Title: Chief Executive Officer

Giraffe A:	GIRAFFE INTERMEDIATE A, INC.

By:
Name: Matthew K. McCauley
Title: Chief Executive Officer

Giraffe B:	GIRAFFE INTERMEDIATE B, INC.

By:
Name: Matthew K. McCauley
Title: Chief Executive Officer

Gymboree:	THE GYMBOREE CORPORATION

By:
Name: Matthew K. McCauley
Title: Chief Executive Officer

THE INVESTORS:	GYMBOREE INVESTMENT HOLDINGS, LLC

By:
Name: Marko Kivisto
Title: Director

THE OTHER INVESTORS:

By:
Name:
Title:

MANAGER:

Name: